Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 21, 2021)

Interpublic Announces Second Quarter and First Half 2021 Results

• Second quarter net revenue was $2.27 billion, an increase of 22.5% from a year ago, with organic growth of 19.8%
• Net income was $263.3 million, with adjusted EBITA before restructuring charges of $405.8 million and margin of 17.9% on net revenue
• Second quarter diluted EPS was $0.66 as reported, and $0.70 as adjusted compared with $0.23 a year ago
• Company upgrades expectation for FY 2021 financial performance to organic growth of 9%-10% and adjusted EBITA margin of approximately 16.0%, with continued progress on public health and sustained macro recovery

Philippe Krakowsky, CEO of IPG:

“Our performance this quarter is highlighted by very strong revenue growth across agencies, disciplines and world regions, and by outstanding margin performance. These results represent a remarkable rebound from the impact of the pandemic on our business, demonstrating the resilience of our people, as well as their commitment to each other, our clients, and our craft.”

“Our results this quarter compare favorably not only to the same period last year – which while the steepest decrease of the recession was well ahead of our peer group – but also Q2 of 2019, which underscores the continued evolution and vitality of our offerings. Strategic decisions we have taken over a number of years to combine our world-class creative storytelling capabilities with our ability to deliver addressable and accountable data-powered marketing programs position us well for the future. Ultimately, our growth speaks to our role as a high value partner that helps marketers to drive sustained business results."

“As we emerge from the pandemic, we continue to focus on the health and well-being of our people. This includes a focus on equity and inclusion, as well as a long-term commitment across the ESG spectrum, including climate change, responsible data stewardship, digital media and brand safety practices."

“In light of our very strong second quarter, we believe it’s appropriate at the mid-point of this unprecedented year to upgrade our expectations for full year performance. While doing so, we also recognize that the COVID pandemic continues to pose a risk to the macro environment in many parts of the world. Predicated on continued progress on public health issues, we believe we can deliver organic growth for the full year of 9%-10%, and, with that level of growth, we
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

would expect to achieve 2021 adjusted EBITA margin of approximately 16.0%. As such, we see this as another year of strong value creation for all of our stakeholders.”

Summary

Revenue
•Second quarter 2021 net revenue of $2.27 billion increased by 22.5% compared to $1.85 billion in the second quarter of 2020. During the quarter, our organic net revenue increase was 19.8%, which was comprised of an organic net revenue increase of 17.4% in the U.S. and an increase of 24.4% internationally. Second quarter 2021 total revenue, which includes billable expenses, of $2.51 billion increased by 23.9% compared to $2.03 billion in 2020.
•First half 2021 net revenue of $4.30 billion increased by 12.3% compared to $3.83 billion in the first half of 2020. During the quarter, our organic net revenue increase was 10.6%, which was comprised of an organic net revenue increase of 8.3% in the U.S. and an increase of 15.2% internationally. First half 2021 total revenue, which includes billable expenses, of $4.77 billion increased by 8.7% compared to $4.39 billion in 2020.

Operating Results
•Operating income in the second quarter of 2021 increased to $384.4 million, compared to $40.5 million in 2020. Adjusted EBITA before restructuring charges increased to $405.8 million in the second quarter of 2021, compared to adjusted EBITA before restructuring charges of $174.9 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue increased to 17.9%, compared to 9.4% in 2020.
•Restructuring charges of $(0.2) million and $1.1 million for the three and six months ended June 30, 2021, respectively, consist of adjustments to the Company's restructuring actions taken during 2020 to lower its operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business; there were no new restructuring actions in 2021. Restructuring charges were $112.6 million for the three and six months ended June 30, 2020.
•Operating income in the first half of 2021 increased to $627.4 million, compared to $116.4 million in 2020. Adjusted EBITA before restructuring charges increased to $671.7 million in the first half of 2021, compared to adjusted EBITA before restructuring charges of $272.1 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue increased to 15.6%, compared to 7.1% in 2020.
•Refer to reconciliations on page 12 for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•Income tax provision in the second quarter of 2021 was $86.7 million on income before income taxes of $354.1 million.
•Second quarter 2021 net income available to IPG common stockholders was $263.3 million, resulting in earnings of $0.67 per basic share and $0.66 per diluted share, compared to a loss of $0.12 per basic and diluted share for the same period in 2020. Adjusted earnings were $0.70 per diluted share, compared to adjusted earnings of $0.23 per diluted share a year ago. Second quarter 2021 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.4 million, after-tax restructuring charges of $(0.2) million and an after-tax loss of $0.7 million on the sales of businesses.
•Income tax provision in the first half of 2021 was $110.5 million on income before income taxes of $470.5 million.
•First half 2021 net income available to IPG common stockholders was $355.0 million, resulting in earnings of $0.90 per basic share and $0.89 per diluted share, compared to a loss of $0.11 per basic and diluted share for the same period in 2020. Adjusted earnings were $1.15 per diluted share, compared to adjusted earnings of $0.34 per diluted share a year ago. First half 2021 adjusted earnings excludes after-tax amortization of acquired intangibles of $34.8 million, after-tax restructuring charges of $0.8 million, an after-tax loss of $12.5 million on the sales of businesses and an after-tax loss of $55.5 million on the early extinguishment of debt.
•Refer to reconciliations on pages 10 through 14 for further detail.

Operating Results

Revenue
Net revenue of $2.27 billion in the second quarter of 2021 increased 22.5% compared with the same period in 2020. During the quarter, the effect of foreign currency translation was positive 3.1%, the impact of net dispositions was negative 0.4%, and the resulting organic net revenue increase was 19.8%. Total revenue, which includes billable expenses, increased to $2.51 billion in the second quarter of 2021, compared to $2.03 billion in 2020.

Net revenue of $4.30 billion in the first half of 2021 increased 12.3% compared with the same period in 2020. During the first half of 2021, the effect of foreign currency translation was positive 2.3%, the impact of net dispositions was negative 0.6%, and the resulting organic net revenue increase was 10.6%. Total revenue, which includes billable expenses, increased to $4.77 billion in the first half of 2021, compared to $4.39 billion in 2020.

Operating Expenses
For the second quarter of 2021, total operating expenses, excluding billable expenses, increased by 4.0%, compared to the net revenue increase of 22.5% from the same period a year
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

ago. For the first half of 2021, total operating expenses, excluding billable expenses, decreased by 1.1% compared to the net revenue increase of 12.3% from the same period a year ago.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, decreased to 65.4% in the second quarter of 2021 from 70.5% in the same period in 2020, and decreased to 67.0% in the first half of 2021 from 71.3% in the same period in 2020. Salaries and related expenses increased 13.7% to $1.48 billion during the second quarter of 2021, compared to $1.31 billion for the same period in 2020. Salaries and related expenses increased 5.5% to $2.88 billion during the first half of 2021, compared to $2.73 billion for the same period in 2020. The decreases in staff cost ratio as a percentage of net revenue in the second quarter and first half of 2021 were primarily driven by leverage on base salaries, benefits and tax, partially offset by increased incentive expense, primarily related to better than projected performance, and increased temporary help expense. The decrease was also driven by lower severance expense as a result of initiatives taken in the comparable prior-year quarter.

Office and other direct expenses decreased as a percentage of net revenue to 13.3% during the second quarter of 2021, compared to 17.1% a year ago, and decreased as a percentage of net revenue to 13.8% during the first half of 2021, compared to 18.2% a year ago. In the second quarter of 2021, office and other direct expenses were $301.0 million, a decrease of 5.0% compared to the same period in 2020. In the first half of 2021, office and other direct expenses were $593.9 million, a decrease of 14.6% compared to the same period in 2020. The change was mainly driven by lower bad debt expense and a year-over-year change in contingent acquisition obligations, as well as savings on occupancy expense as a result of real estate restructuring actions taken in 2020.

Selling, general and administrative expenses increased as a percentage of net revenue to 1.3% during the second quarter of 2021, compared to 0.2% during the same period in 2020, and increased as a percentage of net revenue to 1.3% during the first half of 2021, compared to 0.7% during the same period in 2020. The change was primarily due to increases in incentive expense and employee insurance expense.

Depreciation and amortization as a percentage of net revenue decreased to 3.1% during the second quarter of 2021, compared to 3.9% a year ago, and decreased to 3.2% during the first half of 2021, compared to 3.8% a year ago. During the second quarter of 2021, depreciation and amortization was $70.1 million, a decrease of 4.1% compared to the same period in 2020. During the first half of 2021, depreciation and amortization was $139.3 million, a decrease of 4.5% compared to the same period in 2020.

Restructuring charges in the second quarter of 2021 were $(0.2) million and were $1.1 million in the first half of 2021, consisting of adjustments to the Company's restructuring actions taken
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

during 2020 to lower its operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business; there were no new restructuring actions in 2021. Restructuring charges were $112.6 million for the three and six months ended June 30, 2020.

Non-Operating Results and Tax
Net interest expense decreased by $8.9 million to $35.0 million in the second quarter of 2021 from a year ago, and decreased by $0.3 million to $77.7 million in the first half of 2021 from a year ago.

Other income, net was $4.7 million in the second quarter of 2021 and other expense, net was $79.2 million in the first half of 2021, which included a pre-tax loss of $74.0 million related to the early extinguishment of debt from the first quarter of 2021.

The income tax provision in the second quarter of 2021 was $86.7 million on income before income taxes of $354.1 million. This compares to an income tax provision of $19.0 million for the second quarter of 2020 on loss before income taxes of $24.9 million.

The income tax provision in the first half of 2021 was $110.5 million on income before income taxes of $470.5 million. This compares to an income tax provision of $36.2 million for the first half of 2020 on loss before income taxes of $4.9 million.

Balance Sheet
At June 30, 2021, cash and cash equivalents totaled $2.34 billion, compared to $2.51 billion at December 31, 2020 and $1.09 billion on June 30, 2020. Total debt was $3.47 billion at June 30, 2021, compared to $3.47 billion at December 31, 2020. On February 25, 2021, the Company issued $500.0 million aggregate principal amount of 2.400% unsecured senior notes due 2031 and $500.0 million aggregate principal amount of 3.375% unsecured senior notes due 2041. The net proceeds were used towards the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

Common Stock Dividend
During the second quarter of 2021, the Company declared and paid a common stock cash dividend of $0.270 per share, for a total of $106.1 million.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 10 to 14 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include: Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with net revenue of $8.06 billion in 2020.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the novel coronavirus (COVID-19) pandemic and the measures to contain its spread, including social distancing efforts and restrictions on businesses, social activities and travel, any failure to realize anticipated benefits from the rollout of COVID-19 vaccination campaigns and the resulting impact on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-saving initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,269.6	$1,853.4	22.5%
Billable Expenses	240.0	172.3	39.3%
Total Revenue	2,509.6	2,025.7	23.9%

Operating Expenses:
Salaries and Related Expenses	1,484.9	1,306.1	(13.7)%
Office and Other Direct Expenses	301.0	317.0	5.0%
Billable Expenses	240.0	172.3	(39.3)%
Cost of Services	2,025.9	1,795.4	(12.8)%
Selling, General and Administrative Expenses	29.4	4.1	>(100)%
Depreciation and Amortization	70.1	73.1	4.1%
Restructuring Charges	(0.2)	112.6	>100%
Total Operating Expenses	2,125.2	1,985.2	(7.1)%
Operating Income	384.4	40.5	>100%

Expenses and Other Income:
Interest Expense	(42.6)	(49.8)
Interest Income	7.6	5.9
Other Income (Expense), Net	4.7	(21.5)
Total (Expenses) and Other Income	(30.3)	(65.4)

Income (Loss) Before Income Taxes	354.1	(24.9)
Provision for Income Taxes	86.7	19.0
Income (Loss) of Consolidated Companies	267.4	(43.9)
Equity in Net Income of Unconsolidated Affiliates	0.4	0.0
Net Income (Loss)	267.8	(43.9)
Net Income Attributable to Noncontrolling Interests	(4.5)	(1.7)
Net Income (Loss) Available to IPG Common Stockholders	$263.3	$(45.6)

Earnings (Loss) Per Share Available to IPG Common Stockholders:
Basic	$0.67	$(0.12)
Diluted	$0.66	$(0.12)

Weighted-Average Number of Common Shares Outstanding:
Basic	393.3	389.4
Diluted	399.0	389.4

Dividends Declared Per Common Share	$0.270	$0.255
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$4,297.3	$3,825.5	12.3%
Billable Expenses	469.3	560.0	(16.2)%
Total Revenue	4,766.6	4,385.5	8.7%

Operating Expenses:
Salaries and Related Expenses	2,878.0	2,728.9	(5.5)%
Office and Other Direct Expenses	593.9	695.2	14.6%
Billable Expenses	469.3	560.0	16.2%
Cost of Services	3,941.2	3,984.1	1.1%
Selling, General and Administrative Expenses	57.6	26.5	>(100)%
Depreciation and Amortization	139.3	145.9	4.5%
Restructuring Charges	1.1	112.6	99.0%
Total Operating Expenses	4,139.2	4,269.1	3.0%
Operating Income	627.4	116.4	>100%

Expenses and Other Income:
Interest Expense	(92.2)	(94.6)
Interest Income	14.5	16.6
Other Expense, Net	(79.2)	(43.3)
Total (Expenses) and Other Income	(156.9)	(121.3)

Income (Loss) Before Income Taxes	470.5	(4.9)
Provision for Income Taxes	110.5	36.2
Income (Loss) of Consolidated Companies	360.0	(41.1)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(0.2)
Net Income (Loss)	360.2	(41.3)
Net (Income) Loss Attributable to Noncontrolling Interests	(5.2)	0.4
Net Income (Loss) Available to IPG Common Stockholders	$355.0	$(40.9)

Earnings (Loss) Per Share Available to IPG Common Stockholders:
Basic	$0.90	$(0.11)
Diluted	$0.89	$(0.11)

Weighted-Average Number of Common Shares Outstanding:
Basic	392.4	388.5
Diluted	397.6	388.5

Dividends Declared Per Common Share	$0.540	$0.510

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$384.4	$(21.6)	$0.2		$405.8

Total (Expenses) and Other Income[4]	(30.3)			$(1.7)	(28.6)
Income Before Income Taxes	354.1	(21.6)	0.2	(1.7)	377.2
Provision for Income Taxes	86.7	4.2	0.0	1.0	91.9
Equity in Net Income of Unconsolidated Affiliates	0.4				0.4
Net Income Attributable to Noncontrolling Interests	(4.5)				(4.5)
Net Income Available to IPG Common Stockholders	$263.3	$(17.4)	$0.2	$(0.7)	$281.2

Weighted-Average Number of Common Shares Outstanding - Basic	393.3				393.3
Dilutive effect of stock options and restricted shares	5.7				5.7
Weighted-Average Number of Common Shares Outstanding - Diluted	399.0				399.0

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.67	$(0.04)	$0.00	$(0.00)	$0.71
Diluted	$0.66	$(0.04)	$0.00	$(0.00)	$0.70

[1] Restructuring charges of $(0.2) million in the second quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Loss on Early Extinguishment of Debt[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[4]	$627.4	$(43.2)	$(1.1)			$671.7

Total (Expenses) and Other Income[5]	(156.9)			$(14.2)	$(74.0)	(68.7)
Income Before Income Taxes	470.5	(43.2)	(1.1)	(14.2)	(74.0)	603.0
Provision for Income Taxes	110.5	8.4	0.3	1.7	18.5	139.4
Equity in Net Income of Unconsolidated Affiliates	0.2					0.2
Net Income Attributable to Noncontrolling Interests	(5.2)					(5.2)
Net Income Available to IPG Common Stockholders	$355.0	$(34.8)	$(0.8)	$(12.5)	$(55.5)	$458.6

Weighted-Average Number of Common Shares Outstanding - Basic	392.4					392.4
Dilutive effect of stock options and restricted shares	5.2					5.2
Weighted-Average Number of Common Shares Outstanding - Diluted	397.6					397.6

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.90	$(0.09)	$(0.00)	$(0.03)	$(0.14)	$1.17
Diluted	$0.89	$(0.09)	$(0.00)	$(0.03)	$(0.14)	$1.15

[1] Restructuring charges of $1.1 million in the first half of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Consists of a loss incurred in the first quarter of 2021 related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[5] Consists of non-operating expenses including interest expense, net and other expense, net.
[6] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Revenue	$2,269.6	$1,853.4	$4,297.3	$3,825.5

Non-GAAP Reconciliation:
Net Income (Loss) Available to IPG Common Stockholders	$263.3	$(45.6)	$355.0	$(40.9)

Add Back:
Provision for Income Taxes	86.7	19.0	110.5	36.2
Subtract:
Total (Expenses) and Other Income	(30.3)	(65.4)	(156.9)	(121.3)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.4	0.0	0.2	(0.2)
Net (Income) Loss Attributable to Noncontrolling Interests	(4.5)	(1.7)	(5.2)	0.4
Operating Income	384.4	40.5	627.4	116.4

Add Back:
Amortization of Acquired Intangibles	21.6	21.8	43.2	43.1

Adjusted EBITA	$406.0	$62.3	$670.6	$159.5
Adjusted EBITA Margin on Net Revenue %	17.9%	3.4%	15.6%	4.2%

Restructuring Charges[1]	(0.2)	112.6	1.1	112.6

Adjusted EBITA before Restructuring Charges	$405.8	$174.9	$671.7	$272.1
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	17.9%	9.4%	15.6%	7.1%

[1] Restructuring charges of $(0.2) million and $1.1 million in the second quarter and first half of 2021, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$40.5	$(21.8)	$(112.6)			$174.9

Total (Expenses) and Other Income[4]	(65.4)			$(19.9)		(45.5)
(Loss) Income Before Income Taxes	(24.9)	(21.8)	(112.6)	(19.9)		129.4
Provision for Income Taxes	19.0	4.2	25.4	0.0	$(10.0)	38.6
Equity in Net Loss of Unconsolidated Affiliates	0.0					0.0
Net Income Attributable to Noncontrolling Interests	(1.7)					(1.7)
Net (Loss) Income Available to IPG Common Stockholders	$(45.6)	$(17.6)	$(87.2)	$(19.9)	$(10.0)	$89.1

Weighted-Average Number of Common Shares Outstanding - Basic	389.4					389.4
Dilutive effect of stock options and restricted shares	N/A					2.9
Weighted-Average Number of Common Shares Outstanding - Diluted	389.4					392.3

(Loss) Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$(0.12)	$(0.05)	$(0.22)	$(0.05)	$(0.03)	$0.23
Diluted	$(0.12)	$(0.05)	$(0.22)	$(0.05)	$(0.03)	$0.23

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of tax expense related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$116.4	$(43.1)	$(112.6)			$272.1

Total (Expenses) and Other Income[4]	(121.3)			$(43.2)		(78.1)
(Loss) Income Before Income Taxes	(4.9)	(43.1)	(112.6)	(43.2)		194.0
Provision for Income Taxes	36.2	8.4	25.4	0.9	$(10.0)	60.9
Equity in Net Loss of Unconsolidated Affiliates	(0.2)					(0.2)
Net Loss Attributable to Noncontrolling Interests	0.4					0.4
Net (Loss) Income Available to IPG Common Stockholders	$(40.9)	$(34.7)	$(87.2)	$(42.3)	$(10.0)	$133.3

Weighted-Average Number of Common Shares Outstanding - Basic	388.5					388.5
Dilutive effect of stock options and restricted shares	N/A					3.3
Weighted-Average Number of Common Shares Outstanding - Diluted	388.5					391.8

(Loss) Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$(0.11)	$(0.09)	$(0.22)	$(0.11)	$(0.03)	$0.34
Diluted	$(0.11)	$(0.09)	$(0.22)	$(0.11)	$(0.03)	$0.34

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of tax expense related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax